Exhibit 10.20

Share Transfer Agreement

The Share Transfer Agreement (the “Agreement”) was entered into by and among the following parties in Shanghai on [July] [26], 2018.

Transferors:

(1)	Shanghai Yiheng Industrial Co., Ltd., a limited liability company established under the laws of China, with a residence of Room 148, Area A, Building 2, No.420 Fenglin Road, Xuhui District, Shanghai;

(2)	Wang Ying, a Chinese citizen, whose ID number is ****;

(3)	Zeng Qingchun, a Chinese citizen, whose ID number is ****;

(4)

Shanghai Yijiasancan Investment Management Center (LP), a limited partnership established under the laws of China, with a residence of Room 6404, No.58 Fumin Branch Road (Shanghai Hengtai Economic Development Zone), Hengsha Township, Chongming District, Shanghai;

(5)	Smart Warrior Limited, a company established under the laws of the British Virgin Islands, with a residence of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

(6)	CID Greater China Fund V, L.P., a company established under the laws of the Cayman Islands, with a residence of 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands;

(7)	STCH Investments Inc., a company established under the laws of the Cayman Islands, with a residence of 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands;

(8)

Shanghai Yihao Enterprise Management Partnership (LP), a limited partnership established under the laws of China, with a residence of 2/F, No.13 Building, No.27 Xinjinqiao Road, China (Shanghai) Pilot Free Trade Zone;

Transferee:

ECMOHO (Hong Kong) Health Technology Limited, a limited company established under the laws of Hong Kong, with a residence of RM 2013 Tung Chiu Comm Cty 193 Lockhart Rd Wan Chai Hong Kong.

Whereas, Shanghai ECMOHO Health Biotechnology Co., Ltd. (hereinafter referred to as the “Target Company”) has a registered capital of USD1,138,641, and the Transferors contributed USD1,110,175, accounting for 97.5% of the total registered capital of the Target Company;

Whereas, the Transferors intend to sell to the Transferee and the Transferee intends to purchase from the Transferors 97.5% of the shares of the Company held thereby (corresponding to capital contribution of USD1,110,175) in accordance with the terms and conditions stipulated in the Agreement,

Therefore, the Parties agree as follows after friendly negotiations according to the relevant laws and regulations:

Article 1 Subject matter and transfer price

1.

The Transferors transfer 97.5% shares in the Target Company (the “Target Shares”) to the Transferee at the total price of USD[18,737,426]. Among them, the shares to be transferred by the Transferors to the Transferee and the transfer price payable by the Transferee to the Transferors are listed below:

Transferors	Shareholding ratio to be transferred		Transfer price (US$)
Shanghai Yiheng Industrial Co., Ltd.	[65.56	%]	[12,758,683	]
Wang Ying	[4.40	%]	[856,287	]
Zeng Qingchun	[4.40	%]	[856,287	]
Shanghai Yijiasancan Investment Management Center (LP)	[5.28	%]	[790,419	]
Smart Warrior Limited	[5	%]	[973,054	]
CID Greater China Fund V, L.P.	[5.43	%]	[1,056,737	]
STCH Investments Inc.	[5.43	%]	[1,056,737	]
Shanghai Yihao Enterprise Management Partnership (LP)	[2	%]	[389,222	]

Total	97.5%		[18,737,426	]

2.	Other rights attached to the Target Shares will be transferred together with the Target Shares.

3.	The Transferee shall pay the entire transfer price to the Transferors within [three] months after the signing hereof or at other times as otherwise agreed by the Parties.

Article 2 Commitments and undertakings

The Transferors guarantee that the Target Shares are legally owned by them and they have full and effective right to dispose. The Transferors guarantee that the Target Shares have no pledge or any other security right, and are not subject to any third party’s recourse.

Article 3 Rights and obligations

1.	The Parties shall cooperate with the registration of industrial and commercial changes and the filing procedures of the commercial department involved in the share transfer.

2.	The Transferee must pay the transfer price in time according to the Agreement.

Article 4 Rescission and termination

The Agreement may be rescinded or terminated in any of the following circumstances, however, the Parties must sign a written termination agreement in this regard:

1.	the Agreement cannot be fulfilled due to force majeure or other reasons that are not the fault of any party but cannot be prevented;

2.	any Party losses actual performance capability.

3.	the performance of the Agreement becomes unnecessary due to the breach of any or all Parties, which seriously affects the economic interests of the observant party;

4.	the Parties agree to rescind or terminate the Agreement after negotiations due to changes in circumstances.

Article 5 Liability for a breach of Agreement

If one Party breaches, which therefore makes the Agreement cannot be fulfilled or cannot be fully performed, the breaching party shall be liable for the breach of Agreement; if several parties are at fault, the default parties shall bear their respective liability therefrom the breach of Agreement according to the actual situation.

Article 6 Applicable laws and disputes resolution

1.	The Agreement is governed by and construed in accordance with the relevant laws of the People’s Republic of China.

2.

All disputes arising out of or in connection with this Agreement shall be settled through friendly negotiation. If the negotiation fails, it should be submitted to the Shanghai Arbitration Commission for arbitration in Shanghai.

Article 7 Miscellaneous

1.	The Agreement is in [11] copies. Each party to this Agreement shall hold one copy, and the Target Company shall hold two copies for use in the relevant formalities.

2.	The Agreement will come into force after the Parties sign it.

(No text hereunder. Signature page follows)

(No text on this page. Signature page follows)

Transferors:

Shanghai Yiheng Industrial Co., Ltd.

Signed by the authorized representative: /s/ Wang Ying

Shanghai Yiheng Industrial Co., Ltd. (Seal)

Wang Ying

Signed by: /s/ Wang Ying

Zeng Qingchun

Signed by: /s/ Zeng Qingchun

Shanghai Yijiasancan Investment Management Center (LP)

Signed by the authorized representative: /s/ Zeng Qingchun

Shanghai Yijiasancan Investment Management Center (LP) (Seal)

(Signature page follows)

Transferors:

Smart Warrior Limited

Signed by the authorized representative: /s/ Hamilton Tang

(Signature page follows)

Transferors:

STCH Investments Inc.

Signed by the authorized representative: /s/ Chang, Ching-Yi

(Signature page follows)

Transferors:

CID Greater China Fund V, L.P.

Signed by the authorized representative: /s/ Chang, Ching-Yi

(Signature page follows)

Transferors:

Shanghai Yihao Enterprise Management Partnership (LP)

Signed by the authorized representative: /s/ Shen Jie

Shanghai Yihao Enterprise Management Partnership (LP) (Seal)

(Signature page follows)

Transferee:

ECMOHO (Hong Kong) Health Technology Limited

Signed by the authorized representative: /s/ Zeng Qingchun

ECMOHO (Hong Kong) Health Technology Limited (seal)

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